AIRCRAFT LEASE AGREEMENT


         THIS AIRCRAFT LEASE AGREEMENT (the "Lease") is made and entered as of this 11th day of June, 1999, by and between Clement Enterprises, Inc., a Minnesota corporation whose address is 105 East Oakland Ave. , Austin, MN 55912 (hereinafter referred to as "Lessor) and Featherlite, Inc., a Minnesota corporations with principal business offices located at U.S. Hwy 63 & Hwy 9, Cresco, IA 52136 (hereinafter referred to as "Lessee") with respect to the following facts:

               A. Lessor is the owner of the following described aircraft and engine(s):

                  Aircraft Year, Make & Model:   1995 Raytheon Beechjet 400A:
                  Aircraft Serial Number:  RK-101
                  Engine Model:  Pratt & Whitney JT15D-5
                  Engine Serial Numbers:  Left - PCE-100382
                    Right - PCE-1000380

hereinafter referred to as the "Aircraft".

               B. Lessor wishes to lease to Lessee, and Lessee wishes to lease from Lessor, the Aircraft subject to the terms and conditions, and for the consideration set forth herein:

               NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

               1. Term.

                  (a) This Lease shall have a term from June 10, 1999 to
                      December 31, 2000 (the "Term") unless the aircraft is sold prior to the ending date.
                  (b) The Lessee acknowledges that the aircraft may be sold by
                      Lessor at any time during the term of the lease and that Lessor shall have the right to terminate the lease, with written notice, prior to the ending date, as identified in 1.(a) above.

                                   ARTICLE II

               1. Rent. Lessee shall pay Lessor rent of Twenty Eight Thousand Six Hundred Ninety Eight Dollars and Thirteen Cents ($28,698.13 USD) per month. Lessee understands that the actual rent shall be subject to fluctuation of the Prime Rate and shall vary from month to month and agrees to pay such varying amount. Prime Rate shall mean the Prime Rate as published in the Wall Street Journal, and which is described as the base rate on corporate loans at large U.S. money center commercial banks, as such rate may vary from time to time. If such base rate is expressed in a range in said publication, the higher rate of the reported range will apply. In the event the Wall Street Journal ceases to publish a Prime Rate, Lessor shall use a similar source to determine said Prime Rate. The Prime Rate shall be determined on the last day of each Calendar month anniversary of this Lease. Rent shall be due and payable upon presentation of a monthly invoice from Lessor.

                                   ARTICLE III

                  1. Delivery. The Aircraft will be delivered to Lessee at Raytheon Aircraft Services, in Rockford, IL and will be brought current on all maintenance and shall have all systems, equipment, radios and appliances in working order.

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                  2. Return. Lessee shall return Aircraft and all related log books and any other items received by Lessee along with the Aircraft to Lessor at Rochester, MN on December 31, 2000 or such time as agreed by the parties in the event the aircraft is sold and the Lease is terminated early. Subject to the provisions of Article VII, Section 2, Lessee agrees that it will return the Aircraft to Lessor current on all maintenance, and that the Aircraft will be in the same and as good a condition as when accepted by Lessee, normal wear excepted, and that the Aircraft will have all systems, equipment, radios and appliances in working order. Immediately prior to return, the Aircraft shall have had its interior and exterior cleaned and washed at Lessee's expense. In the event Lessee does not return the Aircraft in such condition, Lessor will provide written notice to Lessee of reasonable repairs necessary to restore the Aircraft to such condition. If Lessee refuses to pay for the cost of such repairs, Lessor may have the Aircraft repaired and invoice Lessee for such costs.

                                   ARTICLE IV

                  1. Base of the Aircraft. Lessor and Lessee agree that the Aircraft shall be permanently based and hangared at Rochester, MN. Lessee shall not make any change in such permanent base without notifying Lessor in writing of such change and receiving Lessor's prior written consent thereto, which consent shall not be unreasonably withheld.

                                    ARTICLE V

                  1. Representation and Warranties of Lessor. Lessor represents, covenants and warrants as follows:

                     (a) Condition of Aircraft. At the time of delivery to Lessee, the Aircraft shall be, in all respects, fit for use and in good, safe, serviceable and airworthy condition.

                     (b) Ownership. Lessor is the owner of the full legal and beneficial title to the Aircraft, has full right to lease the Aircraft to Lessee pursuant to the terms hereof and free from encumbrances and defects of any kind whatsoever, other than those liens in favor of First Source Bank or its successors or assigns which secure the financing of the Aircraft.

                     (c) Risk of Loss: Inspection. Lessor assumes all risk of loss of the Aircraft for any reason whatsoever until Lessee has accepted delivery of said Aircraft and Lessee has delivered to Lessor a signed delivery receipt acknowledging acceptance thereof. All risk of loss for any reason whatsoever will thereafter be borne by Lessee. Lessor shall permit Lessee to make a ground inspection of the Aircraft prior to delivery and acceptance upon reasonable request.

                     (d) Limitation of Warranties. The Aircraft is leased on an "As Is" basis

                     LESSOR DISCLAIMS ANY IMPLIED WARRANTIES AND REPRESENTATIONS INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE VI

                  1.       Title and Use.

                           (a)      Title to the Aircraft shall remain with
Lessor, and the Aircraft shall remain under United States Registry. Lessee shall have no right title or interest in the Aircraft except for possession and use during the Term of this Lease.

                           (b)      Lessee shall have complete use of the
Aircraft, restricted, however, to the ordinary purposes of Lessee's business and pleasure. Lessee will not use, operate, maintain or store the Aircraft in violation of this Lease, or any applicable law or regulation federal or state,

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or any instructions furnished therefore by Lessor. Furthermore, Lessee shall not operate the Aircraft in any manner which would contravene the uses and purposes stipulated in the insurance policies discussed herein in Article VIII. Nothing herein shall authorize Lessee or any person to operate the Aircraft or to incur any liability or obligation on behalf of Lessor.

                           (c)      Lessee will not allow any lien or
encumbrance to be taken against the Aircraft other than those caused by the actions or omissions of Lessor, its agents and employees as a result of events to which the Lessor, its agents or employees had reasonable control, and will not represent itself as the owner of the Aircraft or take any action inconsistent with the Terms of this Lease.

                           (d)      Lessee shall not offer the Aircraft for
charter to third parties.

                                   ARTICLE VII

                  1. Lessee's Obligation. Lessee is the operator of this Aircraft and is responsible for all operating costs during the Lease, including, but not limited to the following:

                           (a)      Fuel, oil and associated taxes;

                           (b)      Crew, salaries, expenses and employee
benefits;

                           (c)      Landing fees, customs, etc.;

                           (d)      Hangar rent or other storage charges;

                           (e)      Any and all applicable excise, sales, use or
property tax, or registration fees levied on the Aircraft as a result of Lessee's use;

                           (f)      Ferry flights necessary to perform routine
maintenance.

                  2. Maintenance. Lessee shall be responsible for all ordinary or extraordinary maintenance or repairs occurring during the Term. All maintenance shall be performed at a Raytheon authorized service center or as agreed to by the parties.

                  3. Operation. Lessee agrees at all times to operate the Aircraft in a mechanical condition adequate to comply with regulations as set forth by the Federal Aviation Administration and any other regulations as set forth by any federal, state or local governing body, domestic or foreign, having power to regulate or supervise the Aircraft or the maintenance, use or operation thereof and to maintain its log books appropriately. Lessor shall have the right at all reasonable times to inspect the Aircraft for purposes of ascertaining compliance with this section. Each of the parties hereto agrees to reasonably cooperate with the other in the maintenance and repair of the Aircraft. Lessee shall operate the Aircraft in such a manner as to conform to the requirements of the insurers of the Aircraft and the provider of engine warranties.

                  4. Log Books. Lessee shall maintain the log books which are delivered to it in accordance with all relevant regulations and shall keep the log books and any other required documentation in the Aircraft at all times during the Term.

                  5. Inspection. Lessee agrees that Lessor or its representatives may, upon reasonable request and bearing all costs, inspect the Aircraft and its log books and records at any time during the Term.

                                  ARTICLE VIII

                  1. Insurance.

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                           (a)      Lessee  shall  secure and  maintain in
effect throughout the Term hereof insurance policies, naming both Lessee and Lessor as named insured, covering said Aircraft as follows:

                                    (i)     Full hull coverage,  including all
risks, both in flight and not in flight, in the amount Four Million One Hundred Thousand Dollars ($4,100,000.00).

                                   (ii)     Third Party liability insurance in
the amount of at least Fifty Million Dollars $50,000,000.00) covering in a single limit bodily injury and property damage including passenger injuries. Said policy will state that as a contractual assumption of liability, Lessee's insurance company will defend, indemnify and hold Lessor and its owners harmless against any claims, liabilities, complaints, expenses, including attorneys fees, or any nature, incurred by or asserted against Lessor and its owners for injury or death to any person or persons or for loss or damage to property.

                                  (iii)     Full war risk and confiscation.

                           (b)      In the event of loss or damage to the
Aircraft, Lessee shall immediately report such loss or damage to Lessor, to the insurance companies underwriting such a risk, and to any and all applicable governmental agencies, both federal and state, and shall furnish such information and execute such documents as may be required and necessary to collect the proceeds from the insurance policies. In this event, the rights, liabilities and obligations of the parties hereto shall be as follows:

                                    (i)     Lessee shall be responsible for any
deductible  owing as a result of such loss or damage to the Aircraft.

                                   (ii)     In the event that the Aircraft is
lost or damaged beyond repair, the proceeds of the insurance policy or policies shall be payable to Lessor or such other party as lessor may direct.

                                  (iii)     In the event that the Aircraft is
partially damaged, then this Lease shall remain in full force and effect. Lessee shall, at its cost and expense, fully repair the Aircraft in order that the Aircraft shall be placed in as good or the same condition as it was prior to the damage. Lessor shall approve all repairs made by Lessee or its representatives in advance.

                           (c)      All policies providing insurance required
by this section shall contain provisions:

                                    (i)     Forbidding  Lessee without the
prior written consent of lessor, to cancel such insurance or to make any change restricting or reducing the coverage and providing that, without such consent, no mortgage, pledge, hypothecation, sale, assignment or transfer or lessee's interest in such insurance shall be recognized.

                                   (ii)     Providing that if the insurers
cancel such insurance for any reason whatsoever, such insurer shall promptly notify Lessor or such cancellations, and further providing that such cancellation shall not be effective as to Lessor for thirty (30) days after Lessor's receipt of such notice;

                                  (iii)     Providing that the insurers shall
promptly notify Lessor in the event that any premium or installment of premiums shall not be paid when due;

                                   (iv)     Providing that in the case of
damage or destruction of the Aircraft, the insurers may not effect settlement of any claim thereunder without first obtaining Lessor's consent;

                                    (v)     Providing  that the  insurers shall
not deny liability to Lessor on any such insurance because of any errors or omissions in any of the representations or warranties of Lessee;

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                                   (vi)     Waiving any right of subrogation of
the Lessee against Lessor;

                                  (vii)     Providing coverage on a worldwide
basis; and

                                 (viii)     Containing a "Lessor's breach of
warranty form" in favor of Lessor.

                           (d)      Lessee shall furnish Lessor with
certificates evidencing such insurance including an acknowledgement from Lessee's insurance broker that he has a copy of the Lease, along with a copy of Lessee's insurance policy or policies prior to the Delivery Date.

                                   ARTICLE IX

                  1. Default. The following events shall constitute an event of default hereunder:

                           (a)      Lessee  shall  fail to make any  payment
required under this Lease when due and such failure shall continue unremedied for a period of three (3) days after written notice thereof by Lessor;

                           (b)      Lessee shall fail to perform or observe any
other material covenant, condition or agreement to be performed or observed by it hereunder, and such failure shall continue unremedied for a period of five
(5) days after written notice thereof by Lessor;

                           (c)      Any  representation  or  warranty  made  by
Lessee hereunder or in any document or certificate furnished Lessor in material respect when made or furnished.

                           (d)      Lessee ceases doing business as a going
concern, a petition is filed by or against Lessee under the bankruptcy act or any amendment thereto, a receiver is appointed for Lessee or its property, Lessee commits any act of bankruptcy, makes an assignment for the benefit of its creditors, offers an extension or any of its indebtedness, becomes insolvent, or Lessor has reasonable cause to believe that Lessee is financially unable to meet its obligations hereunder; or

                           (e)      Lessee fails to maintain the required
insurance in accordance with Article VIII hereof.

                           (f)      The loss, theft, substantial damages to or
destruction of the Aircraft unless covered adequately by insurance.

                                    ARTICLE X

                  1. Remedies. Upon the occurrence of any event of default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare this Lease to be in default and at any time thereafter, so long as Lessee shall not have remedied all outstanding defaults, have and exercise all remedies at law and in equity, including, without limitation, the following:

                           (a)      Declare any amounts due it hereunder
immediately  due and payable  without  notice or demand to Lessee;

                           (b)      Recover from Lessee an amount equal to any
unpaid balance due to become due during the Term of this Lease;

                           (c)      Cause  Lessee,  at Lessee's  expense, to
return the Aircraft to Lessor at any point in the United States designated by Lessor; or Lessor, through its employees, agents or attorneys, may enter upon the premises where the Aircraft is located and take immediate possession of the same without demand or legal process and free of all rights of Lessee, in which case the Lessee authorizes lessor or its agents to enter upon any premises where the Aircraft may be found for the purpose of repossessing the same, and Lessee specifically waives any right of action it might otherwise have arising

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out of such entry and repossession whereupon all rights of the Lessee in the equipment shall terminate immediately. No such retaking of possession shall constitute a termination of this Lease unless Lessor so notifies Lessee in writing;

                           (d)      Terminate this Lease and retain all prior
payments of rent and retake possession of the Aircraft as herein before provided;

                           (e)      Lessor shall be entitled to collect interest
on any payment not made by Lessee at the prime rate as announced by the last day of each month plus 1%.

                                   ARTICLE XI

                  1. Indemnification of Lessor. Lessee agrees to indemnify and hold harmless Lessor, its owners and its successors and assigns to the broadest extent possible from and against any and all risk, loss, damage, injury or death claims, demands, suits, causes of action and liability of every nature, from any party including third parties, including reasonable attorney's fees and costs, arising from or in connection with this Lease, including but not limited to the possession, maintenance, repair, storage, use or operation of the Aircraft by Lessee. The provisions of this paragraph will survive termination of this Agreement.

                                   ARTICLE XII

                  1. Pilots. Lessee agrees that the Aircraft will at all times during the Term be operated by safe, careful and duly qualified pilots employed and paid or contracted for by Lessee. Lessee warrants that each of the pilots who will pilot such Aircraft shall, at all times during the Term, be duly qualified pilots, whose licensees are in good standing and who meet the requirements established and specified by the insurance policies required to be maintained pursuant to the terms of this Lease, including any certification requirements established by the insurer of the Aircraft.

                                  ARTICLE XIII

                  1. Lessee's Right to Assign. Lessee agrees not to sublease, assign this Lease or any interest therein without the prior written consent of Lessor, which consent may be withheld by Lessor in its sole discretion, or to sublet said Aircraft or to part with the possession of the same either by volunteer act, operation of law or otherwise.

                                   ARTICLE XIV

                  1. Notices. Any and all notices, demands or other communications ("Notice") required or desired to be given hereunder by any party shall be given in writing. A Notice shall be validly given or made to another party if served either personally or if deposited in the United States mail, certified or registered, postage prepaid or if sent by overnight courier service, and if addressed to the applicable party at the address set forth below. Either party hereto may change its address for the purpose of receiving such Notices, as herein provided, by giving Notice given in the stated manner to the other party.

                  2. Facsimile Notices. Any Notice may also be given by sending the same by facsimile transmission, effective as of the time of transmission, to the facsimile number set forth below. Written evidence of the receipt of the facsimile message shall be deemed to be conclusive evidence of its receipt unless a request in writing is made for a further facsimile by the receiving party.

         If to Lessor:     319-547-6100            If to Buyer:   319-547-6099


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                                   ARTICLE XV

                  1. Taxes. During the term of this Lease, Lessee shall be responsible for is prorated portion of all taxes to include all Aircraft Registration Fees such as may be imposed by the State of Minnesota (except those measured by the net income of Lessor), fines, fees or penalties arising out of this Lease or the Lessee's operation of the Aircraft (e.g., in the case of personal property taxes payable with respect to a given year period, Lessee will be responsible for only the portion of those yearly taxes which accrue during the Term). Lessee shall hold Lessor and its owners harmless and indemnify them from any claim which may be made against them for taxes, duties, fines or penalties of any sort relating to the operation of the Aircraft by the Lessee pursuant to this Lease, excluding only federal or state income taxes based upon the net income of the Lessor.

                                   ARTICLE XVI


                  1. Truth in Leasing. (SEE FEDERAL AVIATION REGULATION FAR 91.54.) THE PARTIES ACKNOWLEDGE THAT THIS AIRCRAFT HAS BEEN SUBJECT TO MAINTENANCE AND INSPECTION UNDER FAR 91 FOR THE TWELVE MONTHS PRIOR TO THE DATE HEREOF, AND THAT THE AIRCRAFT WILL BE MAINTAINED BY LESSEE UNDER FAR 91 FOR THE OPERATIONS TO BE CONSTRUED UNDER THIS LEASE. LESSEE IS CONSIDERED RESPONSIBLE FOR THE OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE. LESSEE FURTHER CERTIFIES THAT IT IS SOLELY AND EXCLUSIVELY RESPONSIBLE FOR COMPLIANCE WITH SAID MAINTENANCE AND INSPECTION REQUIREMENTS DURING THE TERM OF THE LEASE.

         AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL OF PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARD DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OR AIR CARRIER DISTRICT OFFICE.

         THE UNDERSIGNED LESSEE CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT DURING THE TERM OF THIS LEASE AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION ADMINISTRATION REGULATIONS.

         LESSEE AGREES TO KEEP A COPY OF THIS LEASE AGREEMENT IN THE AIRCRAFT AT ALL TIMES DURING THE TERM OF THIS LEASE.


                                  ARTICLE XVII

                  1. Option To Purchase. Lessor grants to Lessee the option to purchase the Aircraft at the end of the lease term or at any time, such as the parties may agree, prior to the end of the lease. Lessor agrees that Lessee shall have the right of first refusal and the opportunity to exercise the purchase option for any contemplated sale of the Aircraft. Lessee shall provide written notice to Lessor at least thirty (30) days prior to the end of the term of the lease that it intends to exercise the purchase option. The purchase price shall be Four Million Fifty One Thousand Five Hundred Dollars ($4,051,500.00).


                                  ARTICLE XVIII

                  1.       Miscellaneous.

                           (a)      Modification. This Lease may be modified
only by a written instrument executed by both parties hereto.

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                           (b)      Binding Effect. This Lease shall be binding
upon the parties hereto,  their successors, assigns and legal representatives.

                           (c)      Entire  Agreement.  The terms and conditions
of this Lease constitute the entire agreement and supersede all previous negotiations, representations and agreements between the parties, whether oral or written.

                           (d)      Attorneys' Fees.  Should any party  hereto
engage an attorney whether or not the party proceeds to institute any action or proceeding at law or in equity, or in connection with an arbitration, to enforce any provision of this Lease, including an action for declaratory relief, or for damages by reason of an alleged breach of any provision of this Lease, or otherwise in connection with this Lease, or any provision thereof, the prevailing party shall be entitled to recover from the losing party or parties reasonable attorneys' fees and costs (including fees for experts) for services rendered tot he prevailing party in such action or proceeding.

                           (e)      Applicable Law; Venue.  This Lease shall be
construed and performance shall be governed under the laws of the State of Minnesota. Any lawsuit or other court proceeding relating to or arising out of this Lease shall be brought in the state or federal court located in Minnesota.

                           (f)      Counterparts.  This Lease may be executed
in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                           (g)      Survival of Representations and Warranties.
All   representations  and  warranties contained herein and made by either party to the other shall survive the execution of this Lease.

                           (h)      Severability. In the event that any
provision of this Lease is found to be illegal or unenforceable, the remaining provisions of the Lease shall be in full force and effect.

                           (i)      No consequential damages. In the event of a
breach of this Lease, Lessor shall not be liable for any resulting economic loss including, but not limited to, loss of profits and consequential damages arising out of such a breach. In the event that any other term of this Lease is found to be unconscionable or unenforceable for any reason, or any exclusive remedy fails of its essential purpose, this provision of waiver by agreement of consequential damages shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have entered into this Lease as of the day and year first above written.


LESSOR:                                     LESSEE:

Clement Enterprises, Inc.                   Featherlite, Inc.

BY:______________________________           BY:________________________________
    Conrad Clement                               Tracy Clement

TITLE:President                             TITLE: Executive Vice President

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